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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                   www.fairchildsemi.com
MARCH 19, 2001
                                        Corporate Communications:
                                        Patti Olson
                                        207-775-8728
                                        Patti.olson@fairchildsemi.com

                                        Investor Relations:
                                        Pete Groth
                                        207-775-8782
                                        investor@fairchildsemi.com

                                        Public Relations Firm:
                                        Barb Ewen
                                        CHEN PR
                                        781-466-8282
                                        Bewen@chenpr.com

NEWS RELEASE

                FAIRCHILD SEMICONDUCTOR COMPLETES ACQUISITION OF
                 INTERSIL CORPORATION'S DISCRETE POWER BUSINESS

          - Fairchild Moves to the Number Two Position in the $3 Billion Power MOSFET Market

          - Company Gains Valuable Patent Portfolio, Increased Presence In Automotive, Industrial Power, and Aerospace Markets, and Industry's Only Dedicated 8" Discrete Power Wafer Fabrication Facility

     South Portland, Maine -- Fairchild Semiconductor International (NYSE: FCS) announced today it has completed the acquisition of Intersil Corporation's discrete power business for approximately $338 million in cash. The acquisition moves Fairchild to a position as the second largest power MOSFET supplier in the world, representing a 20 percent share of this $3 billion market that grew 40 percent last year.

     Fairchild acquires approximately 550 patents worldwide, greatly expanding its intellectual property portfolio of industry leading power products including UltraFET(TM) Trench MOSFETs, SMPS IGBTs, and Stealth(TM) Diodes, all supported by approximately fifty design and development engineers. Fairchild gains additional sales and marketing strength, including employees dedicated to the U.S. and European automotive markets. Included in the acquisition is the industry's only 8" wafer fabrication facility dedicated to discrete power products, located in Mountaintop, Pennsylvania, and employing an experienced operations workforce.

     "With this acquisition, Fairchild clearly establishes itself as the power franchise. Intersil's power product solutions combined with our existing low voltage power products and growing analog power management business creates one of the broadest power product lines in the industry. We expect our total power business to approach a $1 billion annual sales run rate by the end of this year. We plan to continue our growth strategy with a focus on providing power solutions through both new product development and additional acquisitions. Our business model allows us to identify and capture key opportunities to expand our product development and penetrate multiple new end markets," said Kirk Pond, president, CEO and chairman of the board of Fairchild Semiconductor.




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     "Completing this acquisition during a challenging market cycle demonstrates that we continue to execute our strategy of growing through acquisitions and new product development. We have an established track record of strengthening our product portfolio through strategic acquisitions in these economic cycles, and we will continue to evaluate opportunities," said Pond. "Recently the automotive and industrial markets have been more resilient than the computing and communications segments. Consequently, we expect first quarter sales performance of the business we are acquiring to outperform overall industry trends. We fully expect this business to contribute strongly to our long term revenue and profit growth, as we position our total power business to resume sales growth when the inevitable market upturn begins."

     Fairchild Semiconductor International (NYSE:FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial, automotive and aerospace applications. Fairchild's 11,500 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

     SPECIAL NOTE ON FORWARD LOOKING STATEMENTS:
     This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," "we plan," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are listed in the company's quarterly and annual reports filed with the SEC (see the Outlook and Business Risks subsection of Management's Discussion and Analysis of Financial Condition and Results of Operations in the quarterly report on Form 10-Q for the quarter ended October 1, 2000).